Exhibit 99.1
Dana Holding Corporation Reports First-Quarter 2008 Results
TOLEDO, Ohio — May 14, 2008 — Dana Holding Corporation (NYSE: DAN) has announced its first-quarter 2008 results. As a result of its January 31 emergence from Chapter 11 reorganization, Dana’s first-quarter financial statements include two months presented under the provisions of “fresh start” accounting required for companies emerging from reorganization.
First-Quarter Profits Improved
Dana delivered improved profitability in the first quarter of 2008 versus the same period one year ago, highlighted by:
•	Net sales of $2,312 million, an increase of approximately 8 percent compared to 2007, primarily because of currency effects.

•	Net income of $685 million, including a one-time gain of $754 million after taxes, reflecting effects of emergence and adoption of fresh start accounting. This compares to a net loss of $92 million in the first quarter of 2007.

•	Earnings before interest, taxes, depreciation, amortization, and restructuring (EBITDA) of $148 million, compared with $90 million in 2007. This reflects improved pricing and lower costs.

•	Strong liquidity of $1.6 billion at March 31, 2008.
“We are making progress in our turnaround effort despite a tough environment,” said Executive Chairman John Devine. “As discussed earlier this year, we have much more to do and remain focused on our top priorities. With a new management team coming together, a strong balance sheet, and a clear sense of urgency, we are committed to repositioning Dana for a strong future.”
Added Chief Executive Officer Gary Convis, “As we pursue improved financial performance, we are taking aggressive actions to enhance our operational excellence. Chief among these are the establishment of shared, targeted metrics across all of our businesses; the implementation of the Dana Operating System, a coordinated approach to drive continuous improvement throughout our operations; and the review of our global manufacturing footprint to ensure that we are producing the right products in the right places to best serve the needs of our customers.”
Business Segment Highlights
First-quarter EBITDA for Dana’s Automotive Systems Group (ASG) totaled $109 million, compared to $72 million in 2007. Sales increased $106 million compared to 2007. Each of the ASG businesses was adversely impacted by the effects of lower North American volume, including the effects of a labor disruption at a major automotive parts supplier. Offsetting the weakness in the North American markets were stronger production levels elsewhere in the world, currency, and benefits from customer pricing actions.

EBITDA for Dana’s Heavy Vehicle Systems Group (HVSG) totaled $60 million for the first quarter of 2008, compared to $56 million last year. The group’s Commercial Vehicle segment reported a sales decline of 10 percent, primarily because of lower North American production following the buying surge in advance of 2007 emission regulations. The Off-Highway Products segment reported a $95 million increase in sales compared to the first quarter of 2007. Off-Highway sales benefited from increased production, new programs, and currency.
Unprecedented Steel Costs Contribute to Challenging Environment
In addition to vehicle production declines in several North American sectors, Dana’s results are being significantly impacted by steel costs. Dana purchases approximately 1.5 million tons of steel and products with significant steel content annually. Average prices for scrap and hot-rolled steel increased by approximately 30 percent during the first quarter of 2008, and prices have continued to climb. While the company has taken certain available measures to mitigate these costs, at average scrap steel prices of $525 per ton for 2008, Dana could experience an adverse impact of $70 million to $100 million on the annual cost of its steel and steel-based products.
Dana to Host First-Quarter Conference Call at 10 a.m. Today
Dana will discuss its first-quarter results in a conference call at 10 a.m. EDT today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is only available online via a link provided on the Dana Investor Web site. To dial into the conference call, domestic locations should call 1-888-311-4590 (Conference I.D. # 46202470). International locations should call 1-706-758-0054 (Conference I.D. # 46202470). Please ask for the Dana Holding Corporation Financial Webcast and Conference Call. Phone registration will be available beginning at 9:30 a.m. An audio recording of the call will be available after 5 p.m. To access this recording, please dial 1-800-642-1687 (U.S. or Canada) or 1-706-645-9291 (international) and enter the conference I.D. number 46202470. A webcast replay will also be available after 5 p.m. today, and may be accessed via the Dana Investor Web site.
Non-GAAP Measures
In connection with Dana’s emergence from bankruptcy on January 31, 2008 and the application of fresh start accounting in accordance with the provisions of the American Institute of Certified Public Accountants’ Statement of Position 90-7, the post-emergence results of the successor company for the two months ended March 31, 2008 and the pre-emergence results of the predecessor company for the one month ended January 31, 2008 are presented separately as successor and predecessor results in the financial statements presented in accordance with generally accepted accounting principles (GAAP). This presentation is required by GAAP as the successor company is considered to be a new entity, and the results of the new entity reflect the application of fresh start accounting. For the readers’ convenience and interest in this earnings release, we have combined the separate successor and predecessor periods to derive combined results for the three months ended March 31, 2008. The financial information accompanying this release provides the separate successor and predecessor GAAP results for the applicable periods, along with the combined results described above for the first quarter of 2008.

This release refers to EBITDA, which we’ve defined to be earnings before interest, taxes, depreciation, amortization and restructuring. EBITDA is a non-GAAP financial measure, and the measure currently being used by Dana as the primary measure of its reportable operating segment performance. EBITDA was selected as the primary measure for operating segment performance as well as a relevant measure of Dana’s overall performance given the enhanced comparability and usefulness after application of fresh start accounting. The most significant impact to Dana’s ongoing results of operations as a result of applying fresh start accounting is higher depreciation and amortization. By using EBITDA, which is a performance measure that excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that EBITDA is an important measure since the financial covenants of our primary debt agreements are EBITDA-based, and our management incentive performance programs are based, in part, on EBITDA. Because it is a non-GAAP measure, EBITDA should not be considered a substitute for net income or other reported results prepared in accordance with GAAP. The financial information accompanying this release provides a reconciliation of EBITDA for the periods presented to the reported income (loss) from continuing operations before income taxes, which is a GAAP measure.
Forward-Looking Statements
Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.
About Dana Holding Corporation
Dana is a world leader in the supply of axles; driveshafts; and structural, sealing, and thermal-management products; as well as genuine service parts. The company’s customer base includes virtually every major vehicle manufacturer in the global automotive, commercial vehicle, and off-highway markets, which collectively produce more than 70 million vehicles annually. Based in Toledo, Ohio, the company’s operations employ approximately 35,000 people in 26 countries and reported 2007 sales of $8.7 billion. For more information, please visit: http://www.dana.com/.

Investor Contact	Media Contact
Karen Crawford: (419) 535-4635	Chuck Hartlage: (419) 535-4728